SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A


                                CURRENT REPORT
                                -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 5, 1998


                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)



                                   Delaware
                           (State of Incorporation)


         1-14183                                   11-3383642
  (Commission File Number)                    (IRS Employer Id. Number)


     225 Broadhollow Road                              11747
      Melville, New York                            (Zip Code)
(Address of principal executive offices)

                                (516) 719-7400
             (Registrant's telephone number, including area code)

         The Company considers certain statements set forth herein to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, with respect to the Company's expectations for future periods. Certain forward-looking statements, including, without limitation, the financing of the Company's operations, the timing and success of the acquisitions referred to below and the ability to integrate and manage effectively such acquisitions, involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and the Company can give no assurance that its expectations will be achieved. Certain factors that might cause the results of the Company to differ materially from those indicated by such forward-looking statements include, among other factors, general economic conditions, the Company's dependence upon financing from Reckson Operating Partnership, L.P. and conflicts of interest of management. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating and development plans and estimates. These plans and estimates are subject to revision from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 20, 1998, as set forth in the pages attached hereto.

Item 2.  Acquisition or Disposition of Assets

     On November 9, 1998, Reckson Service Industries, Inc. (the "Company") announced the exercise of its option to acquire a majority interest in Interoffice Superholdings Corporation ("Interoffice"), the executive office suite business held by Reckson Management Group, Inc. ("RMG"). The aggregate purchase price paid by the Company to RMG was approximately $20.5 million, and was financed through borrowings under the Company's credit facility with Reckson Operating Partnership, L.P. The Company also acquired receivables related to certain advances made by RMG to the other stockholder's of Interoffice (including advances made in respect of the exercise of the Xebec option described below) for approximately $10.3 million. Approximately $2.4 million of these advances have been repaid as of the date hereof.

         In July, 1998, Interoffice, through a subsidiary, purchased six executive office suite centers in the Sacramento, California area from Xebec Management Services, Inc. ("Xebec") and its affiliates for a purchase price of approximately $8.4 million (subject to an upwards adjustment to the purchase price of up to $900,000 based on the future performance of the six centers). Such $8.4 million was funded entirely by RMG without any additional investment by the other stockholders of Interoffice. The other stockholders of Interoffice were granted an option to acquire their pro rata share of this investment for $3.4 million which was subsequently exercised.

         On January 9, 1999, Interoffice's operations were merged with the operations of Alliance National Incorporated ("Alliance"), a Nevada corporation that owned 90 executive office suite centers in 37 markets across the country. A separate current report on Form 8-K will be filed reporting the closing of the merger.

Item 5.   Other Events

         As previously reported, Interoffice had also entered into a contract to acquire all of the stock of a company owning nine executive office suite centers in southern California for an aggregate purchase price of approximately $7.3 million, and a contract to acquire three executive office suite centers in France for an aggregate purchase price of approximately $2 million. Interoffice acquired the three executive office suite centers in France in January 1999, and, as a result of the merger referred to above, the successor in the merger with Alliance has succeeded to the contract to acquire the nine executive office suite centers in southern California.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired

         Interoffice Superholdings Corporation and Subsidiaries - Consolidated
              Financial Statements

         Report of Independent Auditors

         Consolidated Balance  Sheets for the nine months ended  September 30,
              1998  (unaudited)  and for the years ended December 31, 1997 and
              1996

         Consolidated Statements of Income for the periods January 29, 1998 to
              September 30, 1998  (unaudited),  January 1, 1998 to January
              28, 1998 (unaudited), the nine months ended September 30, 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995

         Consolidated Statements of Stockholders' Equity

         Consolidated  Statements  of Cash Flows for the  periods  January 29,
              1998 to September 30, 1998  (unaudited),  January 1, 1998 to
              January  28,  1998   (unaudited),   the  nine  months  ended
              September 30, 1997  (unaudited) and the years ended December
              31, 1997, 1996 and 1995

         Notes to Consolidated Financial Statements

         Xebec Management Services, Inc. and Affiliate - Combined Financial
              Statements

         Report of Independent Auditors

         Combined Balance Sheets for the years ended December 31, 1997 and 1996

         Combined Statements of Income for the years ended December 31, 1997 and 1996 and for the periods January 1, 1998 to July 19, 1998 (unaudited) and January 1, 1997 to September 30, 1997 (unaudited)

         Combined Statements of Stockholders' Equity (Deficit)

         Combined Statements  of Cash Flows for the years ended  December  31,
              1997 and 1996 and for the  periods  January  1, 1998 to July
              19, 1998 and January 1, 1997 to September 30, 1997

         Notes to Combined Financial Statements

    (b)  Reckson Service Industries, Inc. Pro Forma Financial Information

         Pro Forma  Condensed  Consolidated  Balance Sheet  (unaudited)  as of
              September 30, 1998.

         Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 1998.

         Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 1997.

         Notes to Pro Forma Financial Statements

                        Report of Independent Auditors

To the Board of Directors of
InterOffice (Holdings) Corporation

We have audited the accompanying consolidated balance sheets of InterOffice (Holdings) Corporation and Subsidiaries ("Interoffice") as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Interoffice's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of InterOffice (Holdings) Corporation and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                             /s/ Ernst & Young LLP



New York, New York
September 18, 1998

            Interoffice Superholdings Corporation and Subsidiaries

                          Consolidated Balance Sheets


                                                       INTEROFFICE                 INTEROFFICE
                                                      SUPERHOLDINGS                (HOLDINGS)
                                                       CORPORATION                 CORPORATION
                                                      SEPTEMBER 30,               DECEMBER 31,
                                                           1998              1997              1996
                                                   --------------------------------------------------------
                                                       (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                         $    3,293,636      $    2,418,428   $    1,455,325
   Accounts receivable, net of allowance for
      doubtful accounts of $53,000 (unaudited) in
      1998, $39,000 in 1997 and $72,000 in 1996           2,261,923           1,922,873        1,882,813
   Automobiles held for sale                                      -             106,742          252,834
   Prepaid expenses and other assets                        186,669             163,718          173,179
   Deferred income taxes                                          -                   -           37,403
   Due from related party                                   169,463             177,977                -
                                                   --------------------------------------------------------
Total current assets                                      5,911,691           4,789,738        3,801,554
                                                   --------------------------------------------------------

Property and equipment:
   Furniture and fixtures                                 8,361,587           7,549,031        7,356,618
   Equipment                                              7,575,939           6,505,768        6,522,921
   Leasehold improvements                                 2,044,674           1,689,060        1,593,663
                                                   --------------------------------------------------------
                                                         17,982,200          15,743,859       15,473,202
   Less - accumulated depreciation and
   amortization                                          (9,703,468)         (7,871,041)      (6,287,267)
                                                   --------------------------------------------------------
Total property and equipment                              8,278,732           7,872,818        9,185,935
                                                   --------------------------------------------------------

Investment in residential real estate                             -             166,464          350,168
Restricted cash                                             385,887             282,081                -
Certificates of deposit - restricted                        627,439             443,078          370,680
Deposits                                                    467,837             432,846          443,556
Due from related party                                            -             141,486                -
Deferred acquisition costs                                  993,961                   -                -
Goodwill, net of accumulated amortization of
   $719,756                                              31,877,037                   -                -
                                                   --------------------------------------------------------
Total assets                                        $    48,542,584     $    14,128,511  $    14,151,893
                                                   ========================================================

            Interoffice Superholdings Corporation and Subsidiaries

                          Consolidated Balance Sheets

                                                       INTEROFFICE
                                                      SUPERHOLDINGS          INTEROFFICE (HOLDINGS)
                                                       CORPORATION                CORPORATION
                                                      SEPTEMBER 30,               DECEMBER 31,
                                                           1998              1997              1996
                                                   --------------------------------------------------------
                                                       (UNAUDITED)

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses            $     3,109,967     $     2,906,318  $     2,550,333
   Notes payable                                             68,421             225,188          324,837
   Capital lease obligations                              2,267,588           2,404,320        2,974,177
   Income tax payable                                       106,182                   -                -
                                                   --------------------------------------------------------
Total current liabilities                                 5,552,158           5,535,826        5,849,347
                                                   --------------------------------------------------------

Notes payable (includes $124,876 to related
   parties for 1998 (unaudited), 1997 and 1996)             378,048             418,130          527,698
Capital lease obligations                                   493,998           1,648,347        3,310,281
Deferred rent payable                                     1,193,534           6,315,186        5,802,664
Deferred income taxes                                     2,302,429             423,583                -
Security deposits                                         4,628,034           3,714,854        3,194,124
                                                   --------------------------------------------------------
Total liabilities                                        14,548,201          18,055,926       18,684,114
                                                   --------------------------------------------------------

Commitments and contingencies                                     -                   -                -

Stockholder's equity
Common  stock,  $1 par value;  50,000  shares
   authorized;   1,000   shares   issued  and
   outstanding (1997 and 1996);  50,000 Class                     -               1,000            1,000
   A shares authorized, 50,000 Class B shares
   authorized;  11,468 Class A shares  issued
   and outstanding (1998 unaudited)                          11,468                   -                -
Additional paid-in capital                               32,568,926                   -                -
Retained earnings/(Accumulated deficit)                   1,413,989          (3,928,415)      (4,533,221)
                                                   --------------------------------------------------------
Total stockholder's equity                               33,994,383          (3,927,415)      (4,532,221)
                                                   --------------------------------------------------------

Total liabilities and stockholder's equity           $   48,542,584      $   14,128,511   $   14,151,893
                                                   ========================================================

SEE ACCOMPANYING NOTES.

            Interoffice Superholdings Corporation and Subsidiaries

                       Consolidated Statements of Income


                                     INTEROFFICE
                                    SUPERHOLDINGS
                                     CORPORATION                    INTEROFFICE (HOLDINGS) CORPORATION
                                       FOR THE       FOR THE
                                     PERIOD FROM   PERIOD FROM   FOR THE NINE                  FOR THE
                                    JANUARY 29 TO  JANUARY 1 TO  MONTHS ENDED                YEARS ENDED
                                    SEPTEMBER 30,  JANUARY 28,  SEPTEMBER 30,                DECEMBER 31,
                                         1998          1998          1997          1997          1996          1995
                                    -------------------------------------------------------------------------------------
                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)

Revenues:
   Rental income                     $  13,897,687 $   1,540,134 $  13,448,714 $  18,220,570 $  15,820,358 $  12,885,579
   Services income                      14,965,141     1,675,290    15,129,088    19,879,014    17,377,710    13,992,760
                                    -------------------------------------------------------------------------------------
                                        28,862,828     3,215,424    28,577,802    38,099,584    33,198,068    26,878,339
Expenses:
   Rent expense                          9,833,761     1,044,915     8,966,886    12,069,785    11,364,969     9,305,950
   Operating expenses                    6,465,105       703,660     6,563,964     8,956,130     8,255,175     6,980,843
   Services expenses                     6,159,741       893,247     6,832,660     8,223,163     7,252,139     6,051,419
   Depreciation and amortization         2,388,066       193,616     1,775,342     2,247,719     1,996,670     1,414,501
   Center general and administrative     1,324,586       110,213     1,255,465     1,517,952     1,521,879     1,629,145
                                    -------------------------------------------------------------------------------------
                                        26,171,259     2,945,651    25,394,317    33,014,749    30,390,832    25,381,858

Income from operations                   2,691,569       269,773     3,183,485     5,084,835     2,807,236     1,496,481

Other income (expenses):
   Corporate general and
     administrative                       (863,087)     (147,894)   (1,079,243)   (2,001,774)   (1,259,880)     (836,271)

   Interest expense                       (290,549)      (39,896)     (492,980)     (631,041)     (746,422)     (586,823)
   Other income, net                       130,512      (105,452)       18,463       (29,106)       17,749         4,866
                                    -------------------------------------------------------------------------------------
                                        (1,023,124)     (293,242)   (1,553,760)   (2,661,921)   (1,988,553)   (1,418,228)

Income before provision for income
   taxes (benefit)                       1,668,445       (23,469)    1,629,725     2,422,914       818,683        78,253

Income tax expense (benefit)               254,456      (295,374)      428,109       614,553       189,778       (65,996)
                                    -------------------------------------------------------------------------------------

Net income                           $   1,413,989 $     271,905 $   1,201,616 $   1,808,361 $     628,905 $     144,249
                                    =====================================================================================

Earnings per common share-basic
   and diluted                       $         141 $         272 $       1,202 $       1,808 $         629 $         144
                                    =====================================================================================
Cash distributions per common share  $          35 $         156 $         582 $       1,204 $       1,796 $         214
                                    =====================================================================================

SEE ACCOMPANYING NOTES.

            Interoffice Superholdings Corporation and Subsidiaries

                Consolidated Statements of Stockholders' Equity

                                         Interoffice       Interoffice
                                          (Holdings)      Superholdings
                                         Corporation       Corporation
                                            Common       Class A and Class                      Retained Earnings
                                            Shares        B Common Shares       Additional         (Accumulated
                                         $1 par value       $1 par value      Paid-In Capital        Deficit)           Total
                                         ------------------------------------------------------------------------------------------
Balance  at   January   1,   1995  -
  InterOffice (Holdings) Corporation     $       1,000                 -       $           -      $  (3,295,833)    $  (3,294,833)
Net income for the period                                              -                   -            144,249           144,249
Stockholder distributions                                              -                   -           (214,250)         (214,250)
                                         ------------------------------------------------------------------------------------------
Balance  at  December   31,  1995  -
  InterOffice (Holdings) Corporation             1,000                 -                   -         (3,365,834)       (3,364,834)
Net income for the period                                              -                   -            628,905           628,905
Stockholder distributions                                              -                   -         (1,796,292)       (1,796,292)
                                         ------------------------------------------------------------------------------------------
Balance  at  December   31,  1996  -
  InterOffice (Holdings) Corporation             1,000                 -                   -         (4,533,221)       (4,532,221)
Net income for the period                                              -                   -          1,808,361         1,808,361
Stockholder distributions                                              -                   -         (1,203,555)       (1,203,555)
                                         ------------------------------------------------------------------------------------------
Balance  at  December   31,  1997  -
  InterOffice (Holdings) Corporation             1,000                 -                   -         (3,928,415)       (3,927,415)
Net income for the period                                              -                   -            271,905           271,905
Stockholder distributions                                              -                   -           (155,900)         (155,900)
                                         ------------------------------------------------------------------------------------------
Balance  at  January   28,   1998  -
  InterOffice (Holdings) Corporation             1,000                 -                   -         (3,812,410)       (3,811,410)

Acquisition      of      InterOffice
  (Holdings) Corporation                        (1,000)           10,000          24,459,500          3,812,410        28,280,910
Net income for the period                                              -                   -          1,413,989         1,413,989
Issuance  of  shares  in  connection
  with Xebec acquisition                                           1,468              (1,468)                 -                 -
Stockholders' contributions                                            -           8,460,894                  -         8,460,894
Stockholders' distributions                                            -            (350,000)                 -          (350,000)
                                         ------------------------------------------------------------------------------------------
Balance at September 30, 1998 -
  Interoffice Superholdings
  Corporation                                  $     -     $      11,468       $  32,568,926      $   1,413,989     $  33,994,383
                                         ==========================================================================================

SEE ACCOMPANYING NOTES.

            Interoffice Superholdings Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows

                                     INTEROFFICE
                                    SUPERHOLDINGS
                                     CORPORATION                    INTEROFFICE (HOLDINGS) CORPORATION
                                       FOR THE       FOR THE     CORPORATION
                                     PERIOD FROM   PERIOD FROM   FOR THE NINE                  FOR THE
                                    JANUARY 29 TO  JANUARY 1 TO  MONTHS ENDED                YEARS ENDED
                                    SEPTEMBER 30,  JANUARY 28,  SEPTEMBER 30,                DECEMBER 31,
                                         1998          1998          1997          1997          1996          1995
                                    -------------------------------------------------------------------------------------
                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)

OPERATING ACTIVITIES
Net income                             $ 1,413,989   $   271,905   $ 1,201,616   $ 1,808,361   $   628,905   $   144,249
Adjustments to reconcile net income
   to net cash provided by
   operating activities
Depreciation and amortization            3,107,822       193,616     1,775,342     2,247,719     1,996,670     1,414,501
Deferred income taxes                     (172,179)     (295,374)      316,118       460,986       119,601      (176,132)
Bad debt expense                           210,735        16,724       148,551       237,566       116,486       119,385
Net loss on disposal of automobiles
   held for sale                                 -             -             -        77,092             -             -
Net loss on disposal of investment
   in residential real estate                    -             -             -       183,704             -             -
Changes in operating assets and
   liabilities:
   Accounts receivable                    (432,626)     (133,883)       16,675      (277,626)     (762,280)     (405,617)
   Prepaid expenses                        (22,951)            -        18,499         9,461      (173,179)       31,738
   Restricted cash                        (105,232)        1,426      (140,000)     (282,081)            -             -
   Certificates of deposit -
       restricted                         (172,822)      (11,541)     (130,739)      (72,398)       (4,340)      (82,237)
   Deposits                                (34,989)            -        26,361        10,710      (116,006)      (56,265)
   Accounts payable and accrued
       expenses                            416,265      (212,616)      352,549       355,985       391,386      (102,248)
   Deferred rent payable                 1,193,534        10,087       384,392       512,522     1,138,203     1,260,212
   Security deposits                       828,679        84,501       302,366       520,730     1,105,382       675,310
   Due from related party                  150,000             -      (319,463)     (319,463)            -             -
   Income tax payable                      106,182             -             -             -             -             -
                                    -------------------------------------------------------------------------------------
Net cash provided by (used in)
   operating activities                  6,486,407       (75,155)    3,952,267     5,473,268     4,440,828     2,822,896

INVESTING ACTIVITIES
Purchases of property and equipment     (3,022,765)       35,169      (415,195)     (934,602)   (4,524,213)   (3,077,742)
Automobiles held for sale                   49,400        57,342       127,434        69,000      (252,834)            -
Investment in residential real
   estate                                        -             -             -             -      (350,168)            -
Deferred acquisition costs                (993,961)            -             -             -             -             -
Goodwill                                (8,128,293)            -             -             -             -             -
                                    -------------------------------------------------------------------------------------
Net cash (used in) provided by
   investing activities                (12,095,619)       92,511      (287,761)     (865,602)   (5,127,215)   (3,077,742)

FINANCING ACTIVITIES
(Payments of) proceeds from notes
   payable                                (195,249)       (1,600)      (35,465)     (209,217)      216,339      (121,520)
(Payments of) proceeds from capital
   lease obligations                    (1,087,662)     (203,419)   (1,997,803)   (2,231,791)    1,333,249     1,288,906
Stockholders' contributions              8,460,894             -             -             -             -             -
Distributions to stockholder              (350,000)     (155,900)     (582,457)   (1,203,555)   (1,796,292)     (214,250)
                                    -------------------------------------------------------------------------------------
Net cash provided by (used in)
   financing activities                  6,827,983      (360,919)   (2,615,725)   (3,644,563)     (246,704)      953,136
                                    -------------------------------------------------------------------------------------
Change in cash and cash equivalents      1,218,771      (343,563)    1,048,781       963,103      (933,091)      698,290

Cash and cash equivalents,
   beginning of period                   2,074,865     2,418,428     1,455,325     1,455,325     2,388,416     1,690,126
                                    -------------------------------------------------------------------------------------
Cash and cash equivalents, end of
   period                              $ 3,293,636   $ 2,074,865   $ 2,504,106   $ 2,418,428   $ 1,455,325   $ 2,388,416
                                    =====================================================================================

SUPPLEMENTAL DISCLOSURE
Interest paid                          $   299,525   $    39,968   $   465,657   $   594,575   $   724,307   $   567,587
                                    =====================================================================================
Income taxes paid                      $   470,404   $         -   $   108,073   $    77,150   $   195,045   $    65,768
                                    =====================================================================================

SEE ACCOMPANYING NOTES.

            Interoffice Superholdings Corporation and Subsidiaries

                  Notes to Consolidated Financial Statements

     For the periods January 29, 1998 to September 30, 1998 (unaudited),
        January 1, 1998 to January 28, 1998 (unaudited) and the years ended December 31, 1997, 1996 and 1995


1. ORGANIZATION

Interoffice Superholdings Corporation (the "Company"), was formed on November 20, 1997 in connection with its acquisition of InterOffice (Holdings) Corporation ("Interoffice" - see Acquisition Transaction below).

The Company operates approximately 36 office centers throughout the United States. The Company leases executive office suites and provides secretarial and administrative services and amenities to their tenants for lease terms generally ranging from one month to one year. The Company is self administered and also provides contract management services to unrelated parties.

2. ACQUISITION TRANSACTION

On January 29, 1998, the Company purchased from the sole stockholder of Interoffice (the "Seller") all of the outstanding shares of common stock for approximately $24.5 million pursuant to the terms and conditions of a stock purchase agreement assigned to the Company by RFG Capital Management Partners, L.P. ("RFG"). The purchase price was paid by RFG directly to the Seller and resulted in an increase to goodwill and additional paid in capital for that amount. Concurrently with the purchase of Interoffice, the Company caused Interoffice to issue an additional 9,000 shares of common stock to the Company at par value. The Company wholly owns Interoffice.

On July 14, 1998, Interoffice reclassified its common stock into Class A common stock and Class B common stock. Each share of common stock is identical except that the Class B shares do not entitle the holder to vote for, or consent to any matter, transaction or event. Each share of issued and outstanding common stock of Interoffice was converted to a share of Class A common stock.

Based on the above transactions, Interoffice has 50,000 authorized Class A common stock and 50,000 authorized Class B common stock. In July 1998, Interoffice issued approximately 1,468 shares to the Company, the proceeds of which were used to fund the Xebec purchase discussed in Note 12.

            Interoffice Superholdings Corporation And Subsidiaries

2. ACQUISITION TRANSACTION (CONTINUED)

In connection with the sale, Interoffice transferred its investment in residential real estate to the Seller and forgave all loans to the Seller.

Reckson Management Group, Inc. ("RMG") owns 58.9% of the Company and Reckson Services Industries, Inc. ("RSI") has an option to purchase RMG's entire interest in the Company (see note 13).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

INCOME RECOGNITION

Rental income and services income are recognized as the related services are provided.

CASH AND CASH EQUIVALENTS

Investments with maturities at purchase of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable primarily consists of fixed and variable charges due from tenants, net of prepayments.

            Interoffice Superholdings Corporation And Subsidiaries

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Furniture, equipment and leasehold improvements are stated at cost. Depreciation is computed using straight-line methods over terms ranging from 3 1/2 to 15 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense when paid.

RESTRICTED CASH

Restricted cash represents monies pledged as collateral for letters of credit required under certain lease agreements.

GOODWILL

Goodwill represents the excess of the Company's purchase price over the amounts allocated to the underlying assets and liabilities. Goodwill is amortized over a period of 25 years.

INCOME TAXES

Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," has been adopted.Statement 109 utilizes the asset and liability method for computing tax expenses. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for carryforwards. A valuation allowance is recognized if it is more likely than not that some portion of the deferred asset will not be recognized. When evaluating whether a valuation allowance is appropriate, Statement 109 requires a company to consider such factors as previous operating results, future earnings potential, tax planning strategies and future reversals of existing temporary differences. The valuation allowance is increased or decreased in future years based on changes in these criteria.

            Interoffice Superholdings Corporation And Subsidiaries

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RENT EXPENSE

Generally accepted accounting principles require that rent expense be recognized on a straight-line basis over the term of the related lease. The difference between the rent expense recognized for financial reporting purposes and the actual payments made in accordance with the lease agreement is recognized as deferred rent payable.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principals may have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements for the interim periods reported are not necessarily indicative of the results to be expected for the year.

4. CERTIFICATES OF DEPOSIT - RESTRICTED

The Company has certificates of deposit totaling $627,439 (unaudited), $443,078 and $370,680 as of September 30, 1998, December 31, 1997 and 1996,
respectively, which are pledged as collateral for letters of credit, required under certain lease agreements totaling approximately $1,631,000 (unaudited) and $1,310,000 as of September 30, 1998 and December 31, 1997, respectively.

5. CAPITAL LEASE OBLIGATIONS

The Company leases substantially all of the furniture and equipment under capital leases. At December 31, 1997 and 1996, approximately $10,010,000 and $9,196,000, respectively, of property and equipment were under capital leases. The present value of future minimum lease payments under these leases and the corresponding liabilities have been recorded in the financial statements as property and equipment and capital lease obligations, respectively.

            Interoffice Superholdings Corporation And Subsidiaries

5. CAPITAL LEASE OBLIGATIONS (CONTINUED)

The future minimum lease payments under capital leases together with the present value of minimum lease payments as of December 31, 1997 are as follows:

    Year ending December 31,

                           1998                            $     2,553,171
                           1999                                  1,391,145
                           2000                                    493,131
                           2001                                     54,485
                           2002                                          -
                                                         -------------------
                                                                 4,491,932
    Less - amount representing interest                            439,265
                                                         -------------------
    Present value of minimum lease payments                $     4,052,667
                                                         ===================

6. NOTES PAYABLE

The Company has three notes payable to a related party totaling $124,876 (unaudited) and $124,876 as of September 30, 1998 and December 31, 1997, respectively, as discussed below and in note 8. The remaining notes payable are due to unrelated third parties.

Two notes provide for interest only payments at 8.56% until June 2004, when balloon payments will be due totaling $93,750. The third note provides for interest only payments at 8.56% until August 2005, when a balloon payment will be due totaling $31,126.

A subsidiary rented office space under a lease that expired in July 1997. The original lease, including amendments, provided for a note payable in the amount of $252,172 to be due at lease end. At lease end, the subsidiary signed a new 10 year lease expiring July 2007. The lease requires the original note payable due in July 1997, to become due in July 2007. This note will be reduced each year by 5% of the total amount of the note, provided the monthly lease payments are made on a timely basis.

Another subsidiary signed a note payable in the amount of $192,348 plus interest of prime plus 1.5% due to the landlord as an amendment to its original lease. The note is to be paid in 24 equal installments that were to begin June 1997. During 1997, note payments were not made as management was in negotiations with the landlord to reduce the note amount and extend the current lease that expires in May 1999. The full amount

            Interoffice Superholdings Corporation And Subsidiaries

6. NOTES PAYABLE (CONTINUED)

due is included in notes payable on the accompanying consolidated balance sheets. In February 1998, the Company made a lump sum payment covering the June 1997 through February 1998 period.

At December 31, 1997 the aggregate maturities of notes payable are as follows:

           December 31, 1998                            $      225,188
                        1999                                    40,082
                        2000                                         -
                        2001                                         -
                        2002                                         -
                  Thereafter                                   378,048
                                                      -------------------
                                                        $      643,318
                                                      ===================

7. INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The components of the income tax provision are as follows:

                               FOR THE         FOR THE
                             PERIOD FROM     PERIOD FROM
                            JANUARY 29 TO   JANUARY 1 TO
                            SEPTEMBER 30,    JANUARY 28,          FOR THE YEARS ENDED DECEMBER 31,
                                 1998           1998            1997            1996            1995
                           --------------------------------------------------------------------------------
                             (UNAUDITED)     (UNAUDITED)
Current federal tax          $ 610,346       $       -      $   9,499       $       -       $  13,800
Current state tax                    -               -        144,068          70,177          96,336
Deferred federal tax          (473,297)       (242,382)       528,186         198,655         (85,595)
Deferred state tax             117,407         (52,992)       (67,200)        (79,054)        (90,537)
                           ================================================================================
                             $ 254,456       $(295,374)     $ 614,553       $ 189,778       $ (65,996)
                           ================================================================================

            Interoffice Superholdings Corporation And Subsidiaries

7. INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense is as follows:

                                        FOR THE                   FOR THE
                                      PERIOD FROM               PERIOD FROM
                                     JANUARY 29 TO             JANUARY 1 TO
                                   SEPTEMBER 30, 1998        JANUARY 28, 1998
                                  AMOUNT       PERCENT      AMOUNT       PERCENT
                               -------------------------------------------------
                                (UNAUDITED)               (UNAUDITED)
Tax at U.S. statutory rate         $ 583,955     35.0 % $     (8,214)    (35.0)%
State taxes, net of federal
   benefit                            83,422      5.0 %       (1,174)     (5.0)%
Change in valuation allowance       (684,804)   (41.0)%       128,558   547.9 %
Effect of permanent
   differences                       271,883     16.3 %     (414,544) (1,766.3)%
                               =================================================
                                   $ 254,456     15.3 %   $ (295,374) (1,258.6)%
                               =================================================

(table continued)

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                           1997                    1996                   1995
                               ---------------------------------------------------------------------------
                                     AMOUNT      PERCENT     AMOUNT     PERCENT     AMOUNT      PERCENT
                               ---------------------------------------------------------------------------
Tax at U.S. statutory rate       $ 848,020         35.0% $ 286,539        35.0%      $ 27,389     35.0%
State taxes, net of federal
   benefit                         121,146          5.0%    40,934         5.0%         3,913      5.0%
Change in valuation allowance         (387)           -%   260,794        31.9%      (112,391) (143.6)%
Effect of permanent differences   (354,226)      (14.6)%  (398,489)     (48.7)%        15,093     19.3%
                               ===========================================================================
                                 $ 614,553         25.4% $ 189,778        23.2%     $ (65,996)  (84.3)%
                               ===========================================================================

            Interoffice Superholdings Corporation And Subsidiaries

7. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:


                                                         SEPTEMBER 30,                DECEMBER 31,
                                                              1998               1997              1996
                                                      --------------------------------------------------------
                                                          (UNAUDITED)
Deferred tax assets:
   Net operating loss carryforwards                     $     199,654          $ 1,312,148       $ 1,312,921
   AMT credit carryforward                                    473,756               23,299            13,800
   Book/tax basis difference                                  283,962              244,362           117,118
   Less: valuation allowance                                  (99,827)            (656,074)         (656,461)
                                                      --------------------------------------------------------
                                                              857,545              923,735           787,378
                                                      --------------------------------------------------------
Deferred tax liabilities:
   Rent accrual                                             2,022,800               77,734            89,826
   Depreciation                                               344,984              330,636           443,342
   Book/tax basis difference                                  775,620              938,948           216,807
   Goodwill                                                    16,570                    -                 -
                                                      --------------------------------------------------------
                                                            3,159,974            1,347,318           749,975
                                                      --------------------------------------------------------

Net deferred tax  (liability)  asset after  valuation
   allowance                                            $  (2,302,429)       $    (423,583)    $      37,403
                                                      ========================================================

Statement 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that approximately $100,000 (unaudited), $656,000 and $656,000 of a valuation allowance at September 30, 1998, December 31, 1997 and 1996, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

At September 30, 1998, December 31, 1997, 1996 and 1995, Interoffice has available unused net operating loss carryforwards of approximately $0 (unaudited), $2,724,000, $3,086,000 and $1,958,000, respectively, expiring in fiscal years from 2004 through 2011.

            Interoffice Superholdings Corporation And Subsidiaries

8. RELATED PARTIES

An executive of Interoffice owns a real estate brokerage company which has received commissions from landlords of the centers for leasing certain facilities at the sites the subsidiaries are located. The brokerage company received commissions from the landlords and shared an allocated portion with Interoffice. Total commissions earned for the period ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995 were approximately $254,000 (unaudited), $329,000, $365,000 and $443,000, respectively, and have been included in service income on the accompanying consolidated statements of income. Commissions earned during 1997 include $347,463 net of $28,000 in payments to be made to the executive.

The Company has notes payable to the above mentioned related party as discussed in note 6.

9. 401(K) PROFIT SHARING PLAN

Interoffice  Management,  Inc. has an  established  profit  sharing plan under
Section 401(k) of the Internal Revenue Code. The plan, which is open to substantially all employees, provides for employer matching contributions of 50%, up to a maximum of $2,400 per employee per year. Employer contributions totaled $66,825 (unaudited), $86,448, $85,745 and $63,886 for the period ended September 30, 1998 and for the years ended December 31, 1997, 1996 and 1995, respectively.

10. MANAGEMENT INCENTIVE BONUS STRUCTURE

Certain members of the senior management team of the Company, consisting of five employees, by contract are paid an incentive bonus based on Interoffice's cash flow, as defined, monthly. Senior management bonus percentages during 1997, 1996 and 1995 averaged 11%, 12% and 12%, respectively.

Also, most other Company employees receive incentive bonuses through a discretionary bonus structure monitored by senior management.

            Interoffice Superholdings Corporation And Subsidiaries

11. BANKRUPTCY

Interoffice and one of its subsidiaries, Interoffice Management, Inc., voluntarily filed for bankruptcy under Chapter 11 in the United States Bankruptcy Court on January 9, 1997, to protect Interoffice's assets. The bankruptcy cases were dismissed on July 11, 1997. During the period of bankruptcy, Interoffice continued normal operations and was able to meet all obligations. Interoffice incurred legal fees, consulting fees and other costs of approximately $355,000 and $97,000 for the years ended December 31, 1997 and 1996, respectively, resulting from the bankruptcy reorganization.

12. COMMITMENTS AND CONTINGENCIES

The Company leases the premises from which operations are conducted from third parties. These noncancellable arrangements expire from January 1998 to May 2009 and contain rent escalations up to 5% per year. Rent paid during the period ended September 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 was approximately $8,284,000 (unaudited), $11,557,000,
$10,227,000 and $8,046,000, respectively.

As of December 31, 1997, the approximate minimum lease payments under the terms of these agreements are as follows:

              December 31,   1998                      $    12,131,000
                             1999                           11,451,000
                             2000                           11,053,000
                             2001                           11,085,000
                             2002                           10,240,000
                       Thereafter                           31,207,000
                                                     -------------------
                                                       $    87,167,000
                                                     ===================

Included in rent expense is escalation expenses of approximately $315,000 (unaudited), $715,000, $414,000 and $117,000 in the period ended September 30, 1998 and for the years ended December 31, 1997, 1996 and 1995, respectively.

The Company has guaranteed approximately $2.5 million of lease payments for certain of its subsidiaries.

            Interoffice Superholdings Corporation And Subsidiaries

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On May 8, 1998, the Company entered into a stock purchase agreement whereby Interoffice will purchase all of the issued and outstanding shares of the capital stock of Pacific Office Centers, Inc. for approximately $7.1 million. Pacific Office Center, Inc. consists of nine office centers located in southern California. The Company anticipates settling on this agreement during the first quarter of 1999.

During 1998, the Company entered into four separate employment agreements. The employees have been awarded options to purchase 225 shares of Class B common stock of the aggregate issued and outstanding shares of Class A and Class B common stock of the Company at an aggregate purchase price per share, as defined. Such options vest in equal installments over a two to three year period.

During 1997, a former employee filed a claim for breach of contract against Interoffice. On May 19, 1998, the Company executed a settlement agreement and mutual release of the claim. In accordance with the January 29, 1998 stock purchase agreement, the Seller is responsible for the settlement of this claim.

On July 20, 1998, the Company purchased the net assets of Xebec Management Services, Inc. and XMS Greenhaven, Inc. (collectively known as "Xebec") for approximately $8.9 million. Xebec consists of six office centers located in Sacramento, California.

13. SUBSEQUENT EVENTS (UNAUDITED)

On November 9, 1998, RSI exercised its option to purchase RMG's entire interest in the Company.

On January 5, 1999, the Company closed on a contract to acquire three executive office suite centers in France for approximately $2.0 million.

On January 8, 1999,  the Company  merged  with a  wholly-owned  subsidiary  of
Alliance National Incorporated ("Alliance"), a Nevada corporation. In connection with the merger, Alliance issued 11,567,247 shares of Series C preferred stock to shareholders of the Company.

            Interoffice Superholdings Corporation And Subsidiaries

14. IMPACT OF YEAR 2000 (UNAUDITED)

Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and will modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

The Company is also identifying critical information and support provided by third parties such as vendors and landlords and will follow-up with them concerning their plans and progress addressing the Year 2000 problem.

At December 31, 1997, the Company had estimated its total Year 2000 cost to be $30,000 which was expected to be completed no later than December 1998. As a result of the merger with Alliance on January 8, 1999, the Company plans to convert its computer systems to those used by Alliance.

                        Report of Independent Auditors

Board of Directors
Xebec Management Services, Inc.

We have audited the accompanying combined balance sheets of Xebec Management Services, Inc. and affiliate (the "Company") as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Xebec Management Services, Inc. and affiliate at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                               /s/ Ernst & Young LLP

San Francisco, California
January 4, 1999

                 Xebec Management Services, Inc. and Affiliate

                            Combined Balance Sheets


                                                                                  December 31
                                                                            1997               1996
                                                                     ------------------- ------------------

Assets
Current assets:
   Cash and cash equivalents                                         $        24,586     $        27,159
   Accounts and notes receivable, (net of allowance for
     doubtful accounts of $32,068 in 1997 and $30,719 in 1996)
                                                                             347,447             245,190
   Prepaid expenses                                                          239,606             194,303
                                                                     ------------------- ------------------
Total current assets                                                         611,639             466,652

Property and equipment:
   Office building                                                         1,197,742           1,197,742
   Land                                                                      407,271             407,271
   Furniture and equipment                                                 2,162,287           1,782,767
   Leasehold improvements                                                    228,207             142,420
                                                                     ------------------- ------------------
                                                                           3,995,507           3,530,200
Less accumulated depreciation                                             (1,268,316)         (1,191,997)
                                                                     ------------------- ------------------
Total property and equipment, net                                          2,727,191           2,338,203

Other assets:
   Deposits, franchise cost, and loans fees, net                              63,520              81,034
   Goodwill, less accumulated amortization of $152,897, in
     1997 and $136,956 in 1996                                               229,512             245,448
                                                                     ------------------- ------------------
Total other assets                                                           293,032             326,482
                                                                     ------------------- ------------------
Total assets                                                         $     3,631,862     $     3,131,337
                                                                     =================== ==================



                                                                                  December 31
                                                                            1997               1996
                                                                     ------------------- ------------------

Liabilities and stockholders' equity (deficit)
 Current liabilities:
   Current maturities of notes payable                               $       225,932     $       300,971
   Current maturities of capital lease obligations                           104,955             127,405
   Current maturities of stockholder notes payable                             9,531              19,223
   Accounts payable and accrued expenses                                     113,256              31,060
   Customer deposit refunds payable                                           24,654              63,730
   Current portion of accrued rental expense                                  12,699                   -
                                                                     ------------------- ------------------
Total current liabilities                                                    491,027             542,389

Long-term liabilities:
   Notes payable, net of current maturities                                1,751,060           1,487,890
   Capital lease obligations, net of current maturities                      220,968              83,007
   Stockholder notes payable, net of current maturities                            -              25,001
   Customer security deposits                                                320,697             264,201
   Accrued rental expense                                                    917,081             881,708
                                                                     ------------------- ------------------
Total long-term liabilities                                                3,209,806           2,741,807

Stockholders' equity (deficit):
   Common stock, no par value, 200,000 shares authorized in
     1997 and 1996, shares issued and outstanding: 9,176 at
     December 31, 1997,
     9,092 at December 31, 1996                                                    -                   -
   Additional paid-in capital                                                709,633             659,529
   Accumulated deficit                                                      (598,452)           (603,425)
   Less stockholder notes receivable                                        (180,152)           (208,963)
                                                                     ------------------- ------------------
Total stockholders' equity (deficit)                                         (68,971)           (152,859)
                                                                     ------------------- ------------------
Total liabilities and stockholders' equity (deficit)                 $     3,631,862     $     3,131,337
                                                                     =================== ==================


See accompanying notes.

                 Xebec Management Services, Inc. and Affiliate

                         Combined Statements of Income


                                                                                  For the period
                                                                           January 1,       January 1,
                                                                             1998 to          1997 to
                                          Years ended December 31           July 19,        September 30,
                                           1997            1996               1998             1997
                                      --------------- ----------------   ---------------- ----------------


                                                                                   (Unaudited)

Rental income                         $    3,126,438  $    2,995,402     $   1,756,800    $   2,309,574
Services and other income                  2,223,144       2,016,963         1,357,917        1,733,999
                                      --------------- ----------------   ---------------- ----------------
                                           5,349,582       5,012,365         3,114,717        4,043,573

Expenses:
   Building occupancy                      1,973,686       1,888,423         1,327,708        1,579,465
   Personnel                               1,293,056       1,155,980           689,314          860,194
   Communications                            347,377         272,342           167,915          262,476
   Amortization and depreciation             326,520         329,937           208,758          243,158
   Office expense                            286,340         274,715           178,567          191,198
   General and administrative                237,352         299,973           224,985          174,088
   Sales and marketing                       175,457         127,499           107,300          158,506
   Maintenance                               163,188         143,671            87,913          112,603
   Equipment and furniture                    63,208          61,616            27,848           42,090
                                      --------------- ---------------- - ---------------- ----------------
                                           4,866,184       4,554,156         3,020,308        3,623,778

Income from operations before
   provision for state income taxes
                                             483,398         458,209            94,409          419,795
Provision for state income taxes              (8,425)         (4,697)                -                -
                                      --------------- ----------------   ---------------- ----------------
Net income                            $      474,973  $      453,512     $      94,409    $     419,795
                                      =============== ================   ================ ================


See accompanying notes.

                 Xebec Management Services, Inc. and Affiliate

             Combined Statements of Stockholders' Equity (Deficit)


                                            Shares                        Additional     Stockholder
                                          Issued and         Par           Paid-in          Notes         Accumulated
                                          Outstanding       Value          Capital       Receivable         Deficit        Total
                                       --------------------------------------------------------------------------------------------



Balance, January 1, 1996                       9,008      $      -    $    623,582    $   (221,706)    $   (801,937)   $  (400,061)
   Net income                                      -             -               -               -          453,512        453,512
   Distributions to stockholders                   -             -               -               -         (255,000)      (255,000)
   Stockholder notes receivable
     payments
                                                   -             -               -          12,743                -         12,743
   Issuance of additional shares of
     common stock                                 84             -          35,947               -                -         35,947
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1996                     9,092             -         659,529        (208,963)        (603,425)     (152,859)
   Net income                                      -             -               -                          474,973        474,973
   Distributions to stockholders                   -             -               -                         (470,000)      (470,000)
   Stockholder notes receivable
     payments                                      -             -               -          28,811                -         28,811

   Issuance of additional shares of
     common stock                                 84             -          50,104                                -          50,104
                                       --------------------------------------------------------------------------------------------
Balance, December 31, 1997                     9,176      $        -    $  709,633    $     (180,152)    $   (598,452)   $ (68,971)
                                       ============================================================================================


See accompanying notes.

                 Xebec Management Services, Inc. and Affiliate

                       Combined Statements of Cash Flows


                                                                                              For the period
                                                                                   January 1, 1998    January 1, 1997 to
                                                    Year ended December 31           to July 19,        September 30,
                                                     1997            1996               1998                1997
                                                --------------- ---------------   ------------------ -------------------

                                                                                                  (Unaudited)
Operating activities
Net income                                      $     474,973   $     453,512     $        94,409    $       419,795
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                    326,520         329,937             208,758            243,158
     Stock bonus issued to stockholders                50,104          35,947                   -             39,215
     Loss on abandonment of furniture and
       equipment                                       52,286               -                   -              7,760
     Bad debt expense                                   1,350               -              24,001              1,013
     Change in assets and liabilities:
       Accounts and notes receivable                 (103,607)        (67,562)            323,446           (314,115)
       Prepaid expenses                               (45,303)       (151,802)            181,766            130,631
       Deposits and other assets                       17,514          13,659              11,966            (25,846)
       Accounts payable and accrued expenses
                                                       82,196         (65,887)             49,691            166,397
       Accrued rental expense                          48,072         (79,491)             (7,937)            36,054
       Customer security deposits                      17,420         (20,156)             79,142             52,483
                                                --------------- ---------------   ------------------ -------------------

Net cash provided by operating activities             921,525         448,157             965,242            756,545

Investing activities
Purchase of property and equipment                   (468,268)        (85,732)           (179,533)          (321,764)

Financing activities
Proceeds from notes payable                           514,000         185,000                   -            385,500
Repayments of notes payable                          (325,869)        (85,808)           (283,728)          (279,830)
Repayment of capital lease obligations               (168,079)       (237,746)           (108,911)           (66,426)
Distributions to stockholders                        (470,000)       (255,000)           (310,040)          (139,626)
Collection of stockholder notes receivable             28,811          12,743              33,653             32,094
Proceeds from stockholder notes payable               109,688               -              60,000            109,688
Payment of stockholder notes payable                 (144,381)        (16,282)            (13,245)           (26,222)
                                                --------------- ---------------   ------------------ -------------------
Net cash (used for) provided by financing            (455,830)       (397,093)           (622,271)            15,178
   activities

Net (decrease) increase in cash and
   cash equivalents                                    (2,573)        (34,668)            163,438            449,959
Cash and cash equivalents at
   beginning of period                                 27,159          61,827              24,586             27,159
                                                --------------- ---------------   ------------------ -------------------
Cash and cash equivalents at
   end of period                                $      24,586   $      27,159     $       188,024    $       477,118
                                                =============== ===============   ================== ===================


See accompanying notes.

                 Xebec Management Services, Inc. and Affiliate

                    Notes to Combined Financial Statements

                               December 31, 1997


1. Organization

Xebec Management Services, Inc. and affiliate (collectively referred to herein as the "Company") own and operate franchised HQ Business Centers and independent Executive Office Network business centers offering office space for subleasing, as well as office support staff, equipment, and services located in Sacramento, Rancho Cordova and Roseville, California.

2. Accounting Policies

Basis of Accounting and Principles of Combination

The accompanying financial statements have been prepared on the accrual basis of accounting and present the combined accounts of Xebec Management Services, Inc. and its affiliate, XMS Greenhaven, Inc. The financial statements are combined because the stockholders of Xebec Management Services, Inc. hold all the ownership shares of XMS Greenhaven, Inc. All intercompany balances and transactions have been eliminated in combining the accounts of Xebec Management Services, Inc. and its affiliate.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 1997 and 1996, $6,360 and $8,238, respectively, of short-term investments are included in cash and cash equivalents.

Revenue Recognition

Rental income on leases with scheduled rent increases or free rent is recorded on a straight-line basis over the lease term. The majority of the leases have terms of one year or less. Therefore, the differences between accrued rental income and the payments provided in the leases are not material.

                 Xebec Management Services, Inc. and Affiliate

2. Accounting Policies (continued)

Income Taxes

The stockholders of the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective May 1, 1986. The State of California conformed to these Subchapter S provisions as of January 1, 1987, and the stockholders elected to be taxed under these provisions. Under these elections, all tax liabilities or benefits from the operations of the Company pass through to the individual stockholders, and the Company is only liable for a state income tax in the amount of 1.5 percent after certain state temporary and net operating loss adjustments. The net effect of these adjustments are not considered material and no net deferred tax asset or liability is reported in the accompanying combined balance sheets.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents reported in the combined balance sheets approximate fair value of those assets. The carrying value of substantially all the Company's notes payable and capital lease obligations approximate their fair value since the interest rates are adjustable or the terms of such obligations approximate those presently available for similar financial instruments.

Intangible Assets

Intangible assets are amortized on a straight-line basis. Franchise costs are amortized over the 20 year term of the agreement. Loan fees are amortized over the term of the respective term of the underlying debt.

Costs of investments in purchased business centers and franchises in excess of the underlying fair value of net assets at the date of acquisition in 1994 are recorded as goodwill and amortized using the straight-line method over a life of 22 years.

                 Xebec Management Services, Inc. and Affiliate

2. Accounting Policies (continued)

Property and Equipment

Property and equipment are reported at cost, and depreciation is provided using the straight-line method. Depreciation expense also includes the amortization of equipment acquired by capital lease obligations. The estimated useful lives of furniture and equipment range from five to ten years, and forty years for the office building.

The costs of repairs and maintenance are reported as expenses when incurred while significant improvements are added to property and equipment costs.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the combined financial statements and the reported combined amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

3. Property and Equipment

Furniture and equipment with a cost of $279,471 and accumulated depreciation of $227,185 were abandoned in 1997. Furniture and equipment, and leasehold improvements with a cost of $99,069 and accumulated depreciation of $99,069 were abandoned or disposed of in 1996.

                 Xebec Management Services, Inc. and Affiliate

4. Stockholder Notes Receivable

Stockholder notes receivable consisted of the following at December 31:



Stockholder                                                                  1997                1996
-----------                                                           -------------------- ------------------


Richard Tenge, Jr.                                                      $         93,125     $        98,640
Stephen Fowler                                                                    87,027              92,458
Ann L. Peebles                                                                         -              17,865
                                                                      -------------------- ------------------
Total stockholder notes receivable and accrued interest                          180,152             208,963
Less current maturities                                                          (31,686)            (29,652)
                                                                      -------------------- ------------------
                                                                        $        148,466     $       179,311
                                                                      ==================== ==================


These notes are secured by the stockholders' equity in the Company, bear interest at 8% per annum, and require monthly payments beginning in January 1995 of approximately $3,910 until August 2001 when such amounts will be paid in full. Interest in the amount of $14,124 and $17,265 on these notes was recognized as income in 1997 and 1996, respectively.

In August 1997, the stockholders of the Company agreed to forgive twenty percent of the unpaid balance each year, provided certain net income goals are met, beginning in 1998.

These stockholder notes receivable are netted against stockholders' equity (deficit).

                 Xebec Management Services, Inc. and Affiliate

5. Stockholder Notes Payable

Stockholder notes payable consisted of the following unsecured promissory notes at December 31:



Stockholder                                                                  1997                1996
-----------                                                         -------------------- ------------------


Ann Peebles  promissory  note,  interest  at 13% per
 annum,  monthly  payments of $1,011 through
 October 1998                                                          $           9,531     $        19,692

Ted Van Leeuwen promissory note,  interest at 13%
  per annum,  monthly payments of $674 through
  October 1998, repaid in 1997                                                         -              13,308

Paul Clark promissory note, interest at 13% per
  annum,  monthly payments of $301 through
  December 2000, repaid in 1997                                                        -              11,224
                                                                      -------------------- ------------------
Total stockholders' notes payable                                                  9,531              44,224
Less current maturities                                                           (9,531)            (19,223)
                                                                      -------------------- ------------------
Stockholder note payable, net of current maturities                     $              -     $        25,001
                                                                      ==================== ==================

6. Notes Payable

Notes payable consists of the following as of December 31:

                                                                                 1997             1996
                                                                           ----------------- ----------------

Note payable to bank, secured by first deed of trust on land and  office building, principal and interest payments
  payable  monthly in the amount $7,400, interest accrues at
  prime plus 2%, remaining balance due September 1999.                       $     781,151     $     789,544

Note payable  to bank, secured  by general  business  assets and  stockholder guarantees,  principal and interest
  payments payable monthly in the amount of $9,885,
  interest accrues at prime plus 2%, remaining balance due
  October 2001.                                                                    372,030                  -


                 Xebec Management Services, Inc. and Affiliate

              Notes to Combined Financial Statements (continued)

6. Notes Payable (continued)

                                                                                 1997             1996
                                                                           ----------------- ----------------

Note  payable to bank, secured by second deed of trust on
  land and office building, principal and interest payments
  payable monthly in the amount of $2,900, interest accrues
  at prime plus 2%, remaining  balance due September 1999.                   $     308,210     $     308,293

Note payable to bank, secured by first deed of trust on
  land and office building, principal and interest payments
  payable monthly in the amount of $2,450, interest accrues
  at 11%, remaining balance due September 2000.                                    244,376            246,534

Revolving bank line of credit in the amount of $200,000,
  secured by a financing statement and stockholder
  guarantees, interest payable monthly at prime plus 2%,
  remaining balance due April 1998.                                                 50,000            185,000

Note payable to an individual, unsecured, interest payments
  payable monthly in the amount of $1,000 through June
  1996, then principal and interest payments through June
  2000, interest accrues at 12%.                                                    67,961             89,951

Note payable to bank, secured by a security agreement on
  telephone equipment, principal and interest
  payments payable monthly in the amount of $2,048,
  interest accrues at prime plus 2%, remaining balance
  due May 2001.                                                                     66,806                  -

Note payable to an individual, secured by a second deed of
  trust on land and office building, beneficial interest
  assigned to Ray Grenz Construction Company on May 1,
  1997, principal and interest payments due monthly in the
  amount of $499, interest accrues at 11.25%, remaining
  balance due September 2000.                                                       49,036             49,478


                 Xebec Management Services, Inc. and Affiliate

              Notes to Combined Financial Statements (continued)


6. Notes Payable (continued)

Note payable to bank, secured by equipment, principal and
  interest payments due monthly in the amount of $1,680,
  interest accrues at 12.75%, remaining balance due
  November 1998.                                                             $      17,422     $      35,061

Revolving bank line of credit in the amount of $75,000,
  interest payable monthly at prime plus 2%, balance paid
  in 1997.                                                                              -             30,000

Note payable to a general partnership, secured by a third party deed of trust on land and building, interest payments
  payable monthly in the amount of $1,083, interest accrues
  at 13%, balance paid in 1997.                                                         -             35,000

Note payable to individuals, unsecured, interest accrues at
  11%, principal and accrued interest due February 1998.                           20,000             20,000
                                                                           ----------------- ----------------
                                                                                1,976,992          1,788,861
Less current maturities                                                          (225,932)          (300,971)
                                                                           ----------------- ----------------
Notes payable, net of current maturities                                     $   1,751,060     $   1,487,890
                                                                           ================= ================


The prime rate was 8.50% and 8.25% at December 31, 1997 and 1996, respectively.

The aggregate scheduled maturities of notes payable are as follows:

Year ending December 31
-----------------------
         1998                                          $       225,932
         1999                                                  457,917
         2000                                                  958,125
         2001                                                  335,018
                                                      -------------------
                                                       $     1,976,992
                                                       ==================

                 Xebec Management Services, Inc. and Affiliate

7. Obligations Under Capital Leases

The Company's capital lease obligations consist principally of leases for office furniture and equipment. Most of the leases contain an option to purchase the furniture and equipment for either $1 or 10% of the original lease amount. All of the leases expire at various dates through February 2002.

Property under capital lease as of December 31, consisted of the following:

                                                1997               1996
                                         ------------------- ------------------

Furniture and equipment in operation     $        553,251    $      1,044,755
Accumulated depreciation                         (204,832)           (665,964)
                                         ------------------- ------------------
Total furniture and equipment            $        348,419    $        378,791
                                         =================== ==================

The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997:

1998                                                        $        133,923
1999                                                                  90,212
2000                                                                  64,790
2001                                                                  64,791
2002                                                                  41,955
                                                            ------------------
Total minimum lease payments                                         395,671

Less:  amount representing interest based on
   imputed annual interest rates ranging
   from 12.3% to 18.4%                                              (69,748)
                                                            ------------------
Present value of net minimum lease payments                          325,923
Less:  current maturities                                          (104,955)
                                                            ------------------
Capital lease obligations, net of current maturities        $        220,968
                                                            ==================

                 Xebec Management Services, Inc. and Affiliate

8. Operating Lease Arrangements

The Company conducts its operations from various facilities that are leased under noncancelable operating lease arrangements with varying terms expiring between March 2002 and August 2007. Rental expenses on leases with scheduled rent increases or free rent is recorded on a straight-line basis over the lease term. The difference between rental expense and the payment provided in the leases amounted to $48,072 and ($79,491) for 1997 and 1996, respectively, and is included in accrued rental expense in the accompanying combined statements of income.

The following is a schedule of future minimum lease payments required under the above operating leases:

Year ending December 31,
------------------------

1998                                                        $     1,762,549
1999                                                              1,810,989
2000                                                              1,879,728
2001                                                              1,913,539
2002                                                              1,648,156
Thereafter                                                        3,006,800
                                                          -------------------
                                                            $    12,021,761
                                                          ===================

Rental expense was $1,740,612 for 1997 and $1,808,466 for 1996.

9. Contingent Liability

As security for performance on operating lease arrangements, the Company is contingently liable, in the amount of $125,000, under standby letters of credit with SierraWest Bank. A letter of credit in the amount of $75,000 is automatically extended for one year from any future expiration date until terminated by SierraWest. The other two letters of credit amounting to $25,000 each, expire on April 1, 1999 and January 1, 2000.

                 Xebec Management Services, Inc. and Affiliate

10. Employee Stock Compensation Plans

The Company has two employee stock compensation plans. In 1991, the Company established the first plan in order to provide additional compensation and ownership in the Company for two employees, both of whom are stockholders and full-time managers of the Company. The two employees received a total of 1,552 shares of stock which was restricted as to transferability and voting rights. Such restrictions were to be removed upon the Company achieving a defined level of cumulative earnings. As of December 31, 1997, the Company met its targeted cumulative earnings goal and the restrictions were removed.

The second plan was established in 1995. The purpose of the plan is to provide future additional compensation and ownership in the Company to an employee who also became a stockholder in 1995. Under this plan, the employee will be issued 84 shares of unrestricted common stock each year if employed by the Company, for a total of 420 shares over a five-year period. If the individual's employment is terminated prior to January 15, 2000, the employee is required to sell the shares back to the Company at $50 per share.

The Company accounts for both of its stock based compensation plans under Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees." Total compensation expense recognized for stock based compensation plans for 1997 and 1996 was $50,104 and $35,947, respectively.

11. Related Party Transactions

The Company pays a consulting firm to provide accounting services. Such consulting firm is owned by one of the stockholders of the Company. During 1997 and 1996, the Company paid the consulting firm $9,275 and $52,500, respectively.

                 Xebec Management Services, Inc. and Affiliate

12. Subsequent Events

In July 1998, the operations of the Company were acquired for approximately $8.4 million, subject to an upward adjustment of $900,000 based on future performance by Interoffice Superholdings Corporation (Interoffice), a subsidiary of Reckson Management Group (RMG). On November 9, 1998 , Reckson Services Industries, Inc. exercised its option to acquire a majority interest in Interoffice for $23.5 million (representing cost plus interest charges aggregating approximately $14.9 million for RMG's acquisition of Interoffice and approximately $8.6 million for Interoffice's subsequent acquisition of the Company).

13. Supplemental Disclosure of Cash Flow Information and Noncash Operating and Investing Activities

Supplemental disclosure of cash flow information:



                                                                            1997               1996
                                                                     ------------------- ------------------


Cash paid during the year of:
   Interest                                                          $        208,159    $        224,968
   Income taxes                                                                 5,541               3,800

Supplemental disclosure of noncash operating
  and investing activities:
    Wage expense recognized on stock bonuses
      issued to stockholders                                                  44,189              17,243
    Acquisition of new equipment under capital lease
      obligations                                                            283,590                   -


             Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had RSI acquired its 58.9% interest in Interoffice Superholdings Corporation ("Interoffice") and had Interoffice acquired substantially all of the assets of Xebec Management Services, Inc. and XMS Greenhaven, Inc. (collectively known as "Xebec") during the specified periods. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed in Form S-1 for the period from July 15, 1997 (commencement of operations) to December 31, 1997, the historical financial statements of RSI as filed on Form 10-Q for the nine months ended September 30, 1998, and the historical financial statements of Interoffice and Xebec included elsewhere herein.

The following pro forma financial statements of RSI give effect to Interoffice's acquisition of Xebec using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI, Interoffice and Xebec. RSI's investment in Interoffice will be accounted for under the equity method of accounting as the remaining partners have significant participating rights. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the acquisition of the interest of Interoffice and Interoffice's acquisition of Xebec occurred on September 30, 1998. The pro forma statements of operations of RSI for the nine months ended September 30, 1998 and for the year ended December 31, 1997 assume that the acquisitions occurred as of January 1, 1997.

                       Reckson Service Industries, Inc.

                Pro Forma Condensed Consolidated Balance Sheet

                           As of September 30, 1998
                                  (Unaudited)

                                                                                                PRO FORMA
                                                                              HISTORICAL       ADJUSTMENTS          TOTAL
                                                                           -----------------------------------------------------
ASSETS
Cash and cash equivalents                                                  $      2,094,611    $         -      $    2,094,611
Investment in and advances to RSVP Holdings, LLC                                 17,136,179              -          17,136,179
Investment in and advances to Reckson Executive Centers, LLC                      1,106,747              -           1,106,747
Investment in and convertible loans to On-Site Ventures, LLC                      4,736,650              -           4,736,650
Investment in Interoffice Superholdings Corporation                                       -     20,479,000 (1)      20,479,000
Notes receivable, including accrued interest                                              -     10,271,000 (1)      10,271,000
Property and equipment, net                                                          42,659              -              42,659
Affiliate receivables                                                             2,736,439              -           2,736,439
Organization and pre-acquisition costs, net                                         748,207              -             748,207
Other noncurrent assets                                                             528,526              -             528,526
                                                                           -----------------------------------------------------
Total assets                                                               $     29,130,018    $30,750,000      $   59,880,018
                                                                           -----------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                                      $        195,578    $         -      $      195,578
Credit facilities                                                                 6,704,207     30,750,000 (1)      37,454,207
                                                                           -----------------------------------------------------
Total liabilities                                                                 6,899,785     30,750,000          37,649,785
                                                                           -----------------------------------------------------

Shareholders' equity:
Common stock                                                                        246,855              -             246,855
Additional paid-in capital                                                       24,610,951              -          24,610,951
Retained earnings                                                                (2,627,573)             -          (2,627,573)
                                                                           -----------------------------------------------------
Total shareholders' equity                                                       22,230,233              -          22,230,233
                                                                           -----------------------------------------------------
Total liabilities and shareholders' equity                                 $     29,130,018    $30,750,000      $   59,880,018
                                                                           =====================================================

SEE ACCOMPANYING NOTES TO UNAUDITED PRO-FORMA FINANCIAL STATEMENTS.

                       Reckson Service Industries, Inc.

           Pro Forma Condensed Consolidated Statement of Operations

                     Nine months ended September 30, 1998
                                  (Unaudited)


                                                                                                  PRO FORMA
                                                                              HISTORICAL         ADJUSTMENTS           TOTAL
                                                                          ----------------------------------------------------------
Revenues:
   Equity in (loss) of ACC                                                  $       (51,508)  $             -      $     (51,508)
   Equity in earnings of RO Partners Management, LLC                                170,567                 -            170,567
   Equity in (loss) of RSVP Holdings, LLC                                        (1,389,438)                -         (1,389,438)
   Equity in earnings of Reckson Executive Centers, LLC                               6,739                 -              6,739
   Equity in (loss) of On-Site Ventures, LLC                                        (20,144)                -            (20,144)
   Equity in earnings of Interoffice Superholdings Corporation                            -           896,550 (1)        896,550
   Other income                                                                     291,666                 -            291,666
   Interest income                                                                  552,734           862,470 (3)      1,415,204
                                                                          ----------------------------------------------------------
Total revenues                                                                     (439,384)        1,759,020          1,319,636
                                                                          ----------------------------------------------------------

Expenses:
   General and administrative expense                                             1,000,760                 -          1,000,760

Net operating (loss) income                                                      (1,440,144)        1,759,020            318,876

Non-operating expenses:
   Amortization and depreciation                                                     28,592                 -             28,592
   Interest expense                                                                 900,950         2,767,500 (2)      3,668,450
                                                                          ----------------------------------------------------------
Net income                                                                  $    (2,369,686)   $   (1,008,480)     $  (3,378,166)
                                                                          ==========================================================
Basic and diluted net loss per weighted average common share                $         (0.21)                -      $       (0.30)
                                                                          ==========================================================
Basic and diluted weighted average common shares outstanding                     11,097,619                 -         11,097,619
                                                                          ==========================================================
SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                       Reckson Service Industries, Inc.

           Pro Forma Condensed Consolidated Statement of Operations

                         Year ended December 31, 1997
                                  (Unaudited)


                                                                                              PRO FORMA
                                                                            HISTORICAL       ADJUSTMENTS          TOTAL
                                                                         -----------------------------------------------------
Revenues:
   Equity in earnings of RO Partners Management, LLC                       $      245,593    $          -     $      245,593
   Equity in loss of ACLC                                                         (22,156)              -            (22,156)
   Interest income                                                                 30,383       1,150,000 (3)      1,180,383
   Equity in earnings of Interoffice Superholdings Corporation                          -         576,903 (1)        576,903
                                                                         -----------------------------------------------------
Total revenues                                                                    253,820       1,726,903          1,980,723
                                                                         -----------------------------------------------------

Expenses:
   General and administrative expenses                                            479,113               -            479,113
                                                                         -----------------------------------------------------
Total operating expenses                                                          479,113               -            479,113
                                                                         -----------------------------------------------------

   Interest                                                                        24,380       3,690,000 (2)      3,714,380
   Amortization                                                                     8,214               -              8,214
                                                                         -----------------------------------------------------
Total expenses                                                                    511,707       3,690,000          4,201,707
                                                                         -----------------------------------------------------

Net loss                                                                   $     (257,887)   $ (1,963,097)    $   (2,220,984)
                                                                         =====================================================
Basic and diluted net loss per share                                       $        (0.06)                    $        (0.54)
                                                                         =====================================================
Basic and diluted weighted average common shares outstanding                    4,111,426                          4,111,426
                                                                         =====================================================
SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

Reckson Service Industries, Inc.
Notes to pro-forma financial statements
(unaudited)


(1) On November 9, 1998,  RSI acquired  (i) Reckson  Management  Group's  ("RMG's")  58.9%  interest in  Interoffice  Superholdings
    Corporation  ("Interoffice")  and (ii) receivables  held by RMG which were secured by substantially  all of the remaining 41.1%
    equity  interest  held by others.  The  unaudited pro forma  condensed  consolidated  balance sheet has been prepared as if RSI acquired  RMG's  interest in  Interoffice  and the  receivables on September 30, 1998.  RSI will account for its  investment in
    Interoffice  under the equity method of  accounting.  The unaudited pro forma results of operations  are as if RSI acquired its investment in  Interoffice  and the  receivables  on January 1, 1997.  The RSI  investment  was funded with a loan from Reckson
    Operating  Partnership  ("ROP"),  which bears interest at 12% per annum.  Substantially  all of the assets of Xebec  Management
    Services,  Inc. and XMS  Greenhaven,  Inc.  (collectively  known as "Xebec") were acquired by Interoffice on July 20, 1998. The unaudited pro forma result of operations  assume  Interoffice  completed its  acquisition  on January 1, 1997.  The  historical results for Xebec for the period July 20, 1998 to September  30, 1998 and the  historical  balance sheet for Xebec at September
    30, 1998 are included in the historical  balance sheet and results of operations of Interoffice  for the period ended September
    30, 1998.  The following are the pro-forma  results of  Interoffice  for the nine months ended  September 30, 1998 and the year ended December 31, 1997.



                                               Interoffice Superholdings Corporation

                                            Unaudited Pro Forma Statement of Operations
                                               Nine months ended September 30, 1998
                                                            (Unaudited)
                                                         INTEROFFICE     XEBEC (PERIOD       PRO FORMA         PRO FORMA
                                                         HISTORICAL    1/1/98 - 7/19/98)    ADJUSTMENTS       INTEROFFICE
                                                      -----------------------------------------------------------------------
Revenues:
   Rental income                                        $    15,437,821   $    1,756,800    $         -      $    17,194,621
   Service income                                            16,640,431         1,357,917             -           17,998,348
                                                      -----------------------------------------------------------------------
Total revenues                                               32,078,252         3,114,717             -           35,192,969
                                                      -----------------------------------------------------------------------

Expenses:
   Rent                                                      10,878,676         1,287,713             -           12,166,389
   Operating expenses                                         7,168,765           924,522             -            8,093,287
   Service expense                                            7,052,988           167,915             -            7,220,903
   Depreciation and amortization                              2,581,682           208,758             -            2,790,440
   Center general and administrative expenses                 1,434,799            27,848             -            1,462,647
                                                      -----------------------------------------------------------------------
Total expenses                                               29,116,910         2,616,756             -           31,733,666
                                                      -----------------------------------------------------------------------

Income from operations                                        2,961,342           497,961             -            3,459,303

Other income (expense):
   Corporate general and administrative expense              (1,010,981)         (403,552)     (258,147) (a)      (1,672,680)
   Interest expense                                            (330,445)                -             -             (330,445)
   Other income                                                  25,060                 -             -               25,060
                                                      -----------------------------------------------------------------------
Income before provision for income taxes                      1,644,976            94,409      (258,147)           1,481,238
   Provision for income taxes                                    40,918                 -             -               40,918
                                                      -----------------------------------------------------------------------
Net income                                              $     1,685,894   $       94,409    $  (258,147)     $     1,522,156
                                                      =======================================================================
RSI share of pro forma net income                                                                            $       896,550
                                                                                                           ==================

Reckson Service Industries, Inc.
Notes to pro-forma financial statements
(unaudited) (continued)

                                               Interoffice Superholdings Corporation

                                            Unaudited Pro Forma Statement of Operations
                                                   Year ended December 31, 1997
                                                            (Unaudited)

                                                       INTEROFFICE                         PRO FORMA         PRO FORMA
                                                        HISTORICAL          XEBEC          ADJUSTMENTS       INTEROFFICE
                                                     -----------------------------------------------------------------------
Revenues:
   Rental Income                                       $   18,220,570    $    3,126,438   $          -      $   21,347,008
   Services Income                                         19,879,014         2,223,144              -          22,102,158
                                                     -----------------------------------------------------------------------
                                                           38,099,584         5,349,582              -          43,449,166
                                                     -----------------------------------------------------------------------

Expenses:
   Rent expense                                            12,069,785         1,740,612              -          13,810,397
   Operating expense                                        8,956,130         1,864,775              -          10,820,905
   Services expense                                         8,223,163           347,377              -           8,570,540
   Depreciation and amortization                            2,247,719           326,520              -           2,574,239
   Center general and administrative expenses               1,517,952            63,208              -           1,581,160
                                                     -----------------------------------------------------------------------
                                                           33,014,749         4,342,492                         37,357,241
                                                     -----------------------------------------------------------------------

   Income from operations                                   5,084,835         1,007,090              -           6,091,925

Other income (expense):
   Corporate general and administrative                    (2,001,774)         (523,692)    (1,303,872)(a)      (3,829,338)
   Interest expense                                          (631,041)                -              -            (631,041)
   Other expense                                              (29,106)                -              -             (29,106)
                                                     -----------------------------------------------------------------------
Income before provision for income taxes                    2,422,914           483,398     (1,303,872)          1,602,440
   Income tax expense                                        (614,553)           (8,425)             -            (622,978)
                                                     =======================================================================
Net income                                             $    1,808,361    $      474,973   $ (1,303,872)     $      979,462
                                                     =======================================================================
RSI share of pro forma net income                                                                           $      576,903
                                                                                                          ==================


   (a)  To record  amortization  expense on  goodwill  associated  with the  purchase of  Interoffice  (Holdings)  Corporation  by
        Interoffice and of Xebec by Interoffice as if the  acquisitions  occurred on January 1, 1997.  Goodwill is being amortized over a 25 year period based on the RSI assessment of the significant  barriers to entry due to the rapid  consolidation in the executive suites business and the income over the last several years of the large national  corporations which utilize executive suites company that have an expanded national presence.  The goodwill adjustment represents the amortization for the respective nine and twelve month periods which is not included in the historical results.

(2) To record interest expense for RSI borrowings from Reckson Operating Partnership, L.P., which bear interest at a fixed rate of
    12% per annum, of $2,767,500 and $3,690,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

(3) To record interest income on the notes receivable,  which earn interest at 12%, of $862,470 and $1,150,000 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

     (c)  Exhibits

           None.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  RECKSON SERVICE INDUSTRIES, INC.



                                  /s/ Michael Maturo
                                   ---------------------------------
                                   Michael Maturo
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer

Date:  January 19, 1999